EXHIBIT 99.1
BRAEMAR HOTELS & RESORTS
Third Quarter 2025 Conference Call
November 5, 2025
11 a.m. CT

Introductory Comments – Allison Beach
Good morning and welcome to today’s call to review results for Braemar Hotels & Resorts for the third quarter of 2025 and to update you on recent developments. On the call today will be: Richard Stockton, President and Chief Executive Officer; Deric Eubanks, Chief Financial Officer, and Chris Nixon, Executive Vice President and Head of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday in a press release.
At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the federal securities regulations. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them. Statements made during this call do not constitute an offer to sell or a solicitation of an offer to buy any securities. Securities will be offered only by means of a registration statement and prospectus which can be found at www.sec.gov.
In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on November 4, 2025 and may also be accessed through the Company’s website at www.bhrreit.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the third quarter ended September 30, 2025 with the third quarter ended September 30, 2024.
I will now turn the call over to Richard Stockton. Please go ahead Richard.
Introduction – Richard Stockton
Good morning, and welcome to our third quarter earnings conference call. Before I begin, I’d like to remind you that back in August, we announced the initiation of a sale process for Braemar. The company has engaged Robert W. Baird & Co. Inc. as its financial advisor and the sale process has been initiated. On today’s call, we will not be providing any update on that process or be able to address any questions about that process. As we highlighted in the press release, there is no deadline or definitive timetable set for completion of the sale process and there can be no assurance that this process will result in a sale of the Company. Additionally, we do not expect to disclose or provide any update concerning developments related to this process unless and until the Board of Directors has approved a specific transaction or other course of action requiring disclosure. With that said, let me begin today’s call by providing an overview of our recent results and our strategic priorities for the remainder of 2025. Then, Deric will provide a review of our financial results, and Chris will provide an update on our asset management activity. Afterwards, we will open the call for Q&A.

We have a few key themes for today’s call:
1.First, I’m excited to report that our portfolio achieved 1.4% growth in comparable RevPAR in the third quarter and total comparable hotel EBITDA growth of 15.1%. Importantly, our resorts continue to show strong growth with comparable RevPAR growth of 5.5% for the quarter.
2.Second, we had significant renovations in process at three hotels, which significantly impacted our portfolio results. If you exclude hotels under renovation during the quarter, our RevPAR growth was 3.4%.
3.Third, from a liquidity perspective, we remain very well positioned having addressed our final 2025 debt maturity earlier this year, completing the sale of the Marriott Seattle Waterfront in August, and announcing the planned sale of The Clancy, which we expect to close shortly.
Turning to our third quarter results, our portfolio delivered solid results with Comparable RevPAR of $257, reflecting an increase of 1.4% over the prior year quarter. This marks our fourth consecutive quarter of RevPAR growth, which I believe reflects an important inflection point in our performance. Additionally, Comparable Total Hotel Revenue increased by 3.9% over the prior year period, and Comparable Hotel EBITDA was $21.4 million, which reflected a 15.1% increase over the prior year quarter.
Nine of our fourteen hotels are considered resort destinations, and our luxury resort portfolio continues to return to a more normalized growth trajectory delivering a strong third quarter performance. Our resort portfolio reported Comparable RevPAR of $361, a 5.5% increase over the prior year period, and combined Comparable Hotel EBITDA of $13.1 million, a 58% increase over the prior year period. The brightest spots within our resort portfolio this quarter included the Four Seasons Resort Scottsdale at Troon North, which delivered impressive comparable RevPAR growth of approximately 25%. The Ritz-Carlton Lake Tahoe also performed exceptionally well, with total revenue up roughly 32% year over year, reflecting strong group demand and the benefits from the recently completed renovation. And our Ritz-Carlton Reserve, Dorado Beach, continued to be a standout, achieving approximately 20% growth in comparable RevPAR.
This impressive performance was slightly offset by some near-term softness in our urban hotels, which saw Comparable RevPAR decrease 3.9% during the quarter. This reflects the extensive renovation at the Cameo Beverly Hills as well as citywide occupancy declines in Philadelphia, which created headwinds this quarter for The Notary Hotel.
Looking ahead, our booking pace continues to be strong and we believe our portfolio is well-positioned to outperform.
As a reminder, on the capital markets front, in March of this year we closed on a refinancing across five hotels at a very competitive spread. Importantly, this financing addressed our only remaining final debt maturity for 2025. In August, we capitalized on the strong credit market for lodging assets by refinancing the mortgage loan secured by the Four Seasons Resort Scottsdale at Troon North.

During the quarter, we sold the 369-room Marriott Seattle Waterfront for $145 million, or $393,000 per key. The transaction aligns nicely with our strategic objective to deleverage the portfolio while sharpening our focus on the luxury hotel sector.
Additionally, subsequent to quarter end, we entered into a definitive agreement to sell the 410-room Clancy in San Francisco for $115 million or approximately $280,000 per key. The transaction is expected to close this month. Of note, we received a $3.5 million non-refundable earnest money deposit, and the buyer has the right to extend the closing for 30 days with an incremental $1 million non-refundable deposit. The sale price represents a 5.2% capitalization rate on net operating income for the trailing 12 months ended September 2025. We are strategically refining our portfolio with one clear objective: to maximize its value for our shareholders and this divestiture will help us to ensure that a future sale of the company results in the best possible outcome for our investors.
Next, I’m pleased to report that to date, we have redeemed approximately $125 million of our non-traded preferred stock, which represents approximately 27% of the original capital raise. We expect to continue to redeem these shares as we seek to deleverage our platform and improve our cash flow per share.
We are pleased with the performance of our portfolio and believe the renovations we are completing will drive strong performance going forward.
I will now turn the call over to Deric to take you through our financials in more detail.
Financial Review – Deric Eubanks
Thanks, Richard.
It’s important to remember that the third quarter is the weakest quarter for our portfolio from a seasonality perspective. For the quarter, we reported a net loss attributable to common stockholders of $(8.2) million or $(0.12) per diluted share and AFFO per diluted share of negative $(0.19).
Adjusted EBITDAre for the quarter was $16.4 million.
At quarter end, we had total assets of $2.0 billion. We had $1.2 billion of loans, of which $27.7 million related to our joint venture partner’s share of the loan on the Capital Hilton. Our total combined loans had a blended average interest rate of 6.9% taking into account in-the-money interest rate caps. Based on the current level of SOFR and our corresponding interest rate caps, approximately 13% of our debt is effectively fixed and approximately 87% is effectively floating. As of the end of the third quarter, we had approximately 43.2% net debt to gross assets.
We ended the quarter with cash and cash equivalents of $116.3 million, plus restricted cash of $47.7 million. The vast majority of that restricted cash is comprised of lender and manager-held reserve accounts. At the end of the quarter, we also had $23.1 million in due from third-party hotel managers. This primarily represents cash held by one of our brand managers, which is also available to fund hotel operating costs.
With regard to dividends, we again announced a quarterly common stock dividend of $0.05 per share or $0.20 per diluted share on an annualized basis. This equates to an annual yield of approximately 8.0% based on yesterday’s stock price.
As of September 30, 2025, our portfolio consisted of 14 hotels with 3,298 net rooms.

Our share count currently stands at 73.6 million fully diluted shares outstanding, which is comprised of 68.2 million shares of common stock and 5.4 million OP units.
This concludes our financial review. I’d now like to turn it over to Chris to discuss our asset management activities for the quarter.
Asset Management – Chris Nixon
Thank you, Deric.
Despite temporary headwinds from ongoing renovations at several properties, our portfolio continued to demonstrate resilience during the third quarter. Comparable Hotel RevPAR increased 1.4%, driven by a 4.7% improvement in ADR compared to the same period last year. During the third quarter, our portfolio GOP margin expanded by 160 basis points compared to the prior year period. During the third quarter, our Resort properties were a key driver of performance, delivering a 5.5% increase in Comparable RevPAR and a 57.7% increase in Comparable Hotel EBITDA. The Four Seasons Resort in Scottsdale was a standout, with third quarter RevPAR up 24.9% and GOP growing 231.6% compared to the prior year period. The portfolio delivered strong third quarter results despite temporary disruption from ongoing renovations at Cameo Beverly Hills, Park Hyatt Beaver Creek, and Hotel Yountville. Excluding these properties, RevPAR increased 3.4% for the third quarter compared to the prior year period. We remain confident in our ability to sustain operating momentum and deliver strong results in the periods ahead. I would now like to highlight a few of the key accomplishments achieved during the quarter.
Group room revenue remained strong across the portfolio despite softening trends industry-wide. Group room revenue pace for full year 2025 is up 9.1% compared to the prior year. For the third quarter, Group room revenue finished 1.3% above the prior year period. The Ritz-Carlton Lake Tahoe was a standout during the third quarter, delivering exceptional Group room revenue growth of 80.2% compared to the prior year period, driven by a sharp increase in group demand following its extensive 2024 renovation. The property realized more than 2,400 additional room nights during the period and achieved a $30 improvement in ADR compared to the prior year period. This momentum supported not only growth in Rooms revenue but also strong Food and Beverage performance, as Catering Revenue increased 80.7% during the third quarter compared to the prior year period, further enhancing overall profitability. Recent property enhancements such as cabanas, fire pits, swing suites and new Food and Beverage outlets—have further contributed to Food and Beverage revenue growth during the third quarter, which increased 43.3% compared to the prior year period. Portfolio-wide, Catering Revenue finished ahead by 31.0% in the third quarter compared to the prior year period, and we are becoming increasingly selective with group business to further capitalize on Food and Beverage opportunities associated with higher-spend events. The remainder of the year reflects continued strength in the Group segment, with fourth quarter Group room revenue currently pacing ahead 1.7% compared to the prior year period. Our ability to sustain momentum in capturing group demand within a competitive environment underscores the effectiveness of our targeted sales strategies and the advantages of our geographically diverse portfolio.
As I mentioned earlier, our resort properties continue to be significant contributors to portfolio performance. A highlight this quarter was The Ritz-Carlton, Dorado Beach, which continues to deliver impressive results with a 20.4% increase in RevPAR during the third quarter compared to the prior year period, reflecting strong demand and sustained rate growth at this premier Caribbean destination. During the third quarter, the property capitalized on two back-to-back buyouts, which helped drive Group room revenue growth of 353.3% compared to the prior year period. In an effort to expand revenue streams for the property, our team continues to focus on optimizing and expanding the residential rental program, which currently includes 16 residences. During the third quarter, residence revenue increased 11.8% compared to the prior year period. The average daily rate for residences within the rental program exceeded $7,900 during the quarter. Recent operational enhancements—including streamlined onboarding for owners and integration with the Marriott Homes & Villas platform—have contributed to steady growth and improved rental performance. Additionally, The Ritz-Carlton, Sarasota delivered strong performance, with Total Revenue increasing 5.2% compared to the prior year period, driven by a 15.5% increase in Other Revenue. The property has expanded access to its amenities for local and outside guests, resulting in a 38% year-to-date increase in related revenue compared to the prior year period. The previously underutilized kids’ space was converted into a commission-based arcade, which is outperforming expectations, and plans are underway to further expand this offering to capture additional demand and enhance ancillary revenue.
Moving on to capital expenditures, in the third quarter of 2025, we completed the conversion of underutilized space at Four Seasons Scottsdale into a new gelato shop and cafe, and an epicurean market enhancing the guest experience and creating new revenue streams. We also added five new luxury beachside cabanas at The Ritz-Carlton, St. Thomas, further elevating the resort’s beachfront offering and driving incremental revenue. We made substantial progress with guestroom renovations at both Hotel Yountville and the Park Hyatt Beaver Creek. These projects are designed to capitalize on the luxury positioning within their respective markets, with completion of both expected later this year. Additionally, we began the renovation of Cameo Beverly Hills to support its strategic conversion to Hilton’s LXR luxury portfolio, with completion planned for later this year. We also initiated multiple enhancements at The Ritz-Carlton Reserve Dorado Beach, including beachside cabanas and creation of a new event lawn to attract incremental group business. Later this year, we plan to commence the renovation of the pool deck and fitness center at Bardessono Hotel & Spa, a project designed to further elevate the resort’s wellness and leisure offerings and reinforce its positioning as one of Napa Valley’s premier luxury destinations. These initiatives reflect our disciplined capital deployment strategy and continued focus on long-term value creation through portfolio quality and brand alignment. For 2025, we continue to anticipate spending between $75–$85 million on capital expenditures.
In summary, we are pleased with our solid year-to-date performance and continue to see the benefits of operating initiatives focused on productivity and cost efficiencies. We are particularly encouraged by the return of normalized growth within our resort segment. Our momentum reflects the strength and resilience of our diversified portfolio and the strategic positioning we’ve built over time. In addition, we are actively advancing several initiatives aimed at further enhancing our well-diversified platform. We remain optimistic about the opportunities ahead and look forward to sharing continued progress in the quarters to come.
I will now turn the call back over to Richard for final remarks.
Richard Stockton
Thank you, Chris.
In summary, I’d like to reiterate that we continue to be pleased with the performance of our hotels, in particular the return to normalized growth for our resort assets. We also remain well positioned with a solid balance sheet and promising outlook. We look forward to updating you on our progress in the quarters ahead.
This concludes our prepared remarks, and we will now open the call for Q&A. Thank you.
<Q&A>
Richard Stockton
Thank you for joining us on our third quarter earnings call and we look forward to speaking with you again next quarter.